UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549
____________
FORM 8‑K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 5, 2018

The Medicines Company
(Exact Name of Registrant as Specified in Charter)

Delaware	000-31191	04-3324394
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Sylvan Way Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (973) 290-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                                     ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

On January 5, 2018, The Medicines Company, a Delaware corporation (the “Company”), completed the previously disclosed sale of its infectious disease business (the "Business"), including the products Vabomere™, Orbactiv® and Minocin® IV and line extensions thereof, and substantially all of the assets related thereto, other than certain pre-clinical assets, to Melinta Therapeutics, Inc., a Delaware corporation (“Melinta”) pursuant to the Purchase and Sale Agreement dated November 28, 2017 (the “Purchase Agreement”) by and between Melinta and the Company (the "Transaction"). At the closing of the Transaction, the Company received approximately $166.4 million and 3,313,702 shares of Melinta common stock having a market value, based on Melinta's closing share price on January 5, 2018 of approximately $54.5 million. In addition, the Company is entitled to receive (i) a cash payment payable 12 months following the closing of the Transaction equal to $25 million; (ii) a cash payment payable 18 months following the closing of the Transaction equal to $25 million; and (iii) tiered royalty payments of 5% to 25% on worldwide net sales of (a) Vabomere and (b) Orbactiv and Minocin IV collectively. The consideration for the Transaction also included the assumption by Melinta of all royalty, milestone and other payment obligations relating to Vabomere, Orbactiv and Minocin IV. The full text of the press release issued by the Company in connection with the closing of the Transaction is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
In connection with the completion of the sale of the Business, the Company is filing as Exhibit 99.2 hereto certain pro forma financial information giving pro forma effect to the sale of the Business as of the dates indicated therein.
Item 9.01    Financial Statements and Exhibits.

(b)     Pro forma financial information:

Attached as Exhibit 99.2 hereto and incorporated by reference are an unaudited pro forma condensed consolidated balance sheet as of September 30, 2017 and unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2017 and the years ended December 31, 2016, 2015 and 2014, in each case giving pro forma effect to the sale of the Business.

(d)     Exhibits:

See the Exhibit Index attached hereto.

Exhibit Index

Exhibit
Number	Description
99.1	Press release issued by The Medicines Company on January 8, 2018
99.2	Proforma financial information

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MEDICINES COMPANY

Date: January 11, 2018	By:	/s/ Stephen M. Rodin
Stephen M. Rodin
Executive Vice President and General Counsel